Exhibit 99.2

For Information
Brent A. Collins
303-861-8140
FOR IMMEDIATE RELEASE

ST. MARY SCHEDULES FIRST QUARTER 2008 EARNINGS CONFERENCE CALL

DENVER – April 21, 2008 – St. Mary Land & Exploration Company (NYSE: SM) is scheduled to release first quarter 2008 earnings after the close of trading on the NYSE on May 1, 2008.  The teleconference call to discuss first quarter results is scheduled for May 2, 2008, at 8:00 am (Mountain Time).  The call participation number is 888-424-5231.  A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through May 16, 2008, at 800-642-1687, conference number 44042108.  International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 44042108.  In addition, the call will be broadcast live at St. Mary’s website at www.stmaryland.com and the press release will be available before the call at www.stmaryland.com under “News – Press Releases.”  An audio recording of the conference call will be available at that site through May 16, 2008.